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                                                               Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2000 relating to the financial statements and financial statement schedules of Reunion Industries, Inc., which appear in Reunion Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Stamford, CT
May 23, 2000